ALLIANCEBERNSTEIN MID-CAP GROWTH FUND, INC.				Exhibit 77C
811-00204

77C  Matters submitted to a vote of security holders

The Annual Meeting of Stockholders of AllianceBernstein Mid-Cap Growth Fund (the Fund) was held on November 15, 2005 and adjourned until December 6, 2005. At the November 15, 2005 Meeting, with respect to the first item of business, the election of Directors, and the third item of business, elimination or reclassification as non-fundamental of certain investment restrictions, the required number of outstanding shares were voted in favor of the proposals, and the proposals were approved. At the December 6, 2005 Meeting, the required number of outstanding shares voted in favor of the second item of business, the amendment and restatement of the Funds charter, and the fourth item of business, the reclassification of the Funds investment objective as non-fundamental with changes to the Funds investment objectives, and the proposals were approved. A description of each proposal and number of shares voted at the Meeting are as follows (the proposal numbers shown below correspond to the proposal numbers in the Funds proxy statement):


			  	Voted For	 Withheld Authority
1.  The election of the
    Directors, each such
    Director to serve a
    term of an indefinite
    duration and until
    his or her successor
    is duly elected and
    qualifies.









Ruth Block			77,989,413	3,346,614
David H. Dievler		78,057,710	3,278,317
John H. Dobkin			78,009,348	3,326,679
Michael J. Downey		78,175,282	3,160,745
William H. Foulk, Jr.		78,114,184	3,221,842
D. James Guzy			77,654,176	3,681,851
Marc O. Mayer			78,171,625	3,164,401
Marshall C. Turner, Jr.		78,014,683	3,321,344


			Voted For   Voted Against  Abstained    Broker
							       Non-Votes


2. The amendment	68,846,696    3,662,939	    2,875,065	  0
   and restatement
   of the Funds
   charter, which
   repealed in its
   entirety all
   currently existing
   charter provisions
   and substituted in
   lieu thereof new
   provisions set
   forth in the Form
   of Articles of
   Amendment and
   Restatement
   Attached to the
   Funds Proxy
   Statement as
   Appendix D.




			Voted For   Voted Against  Abstained	Broker
							       Non-Votes

3. The amendment,
   elimination, or
   Reclassification
   as non-fundamental
   of the fundamental
   investment
   restrictions
   regarding:

3.A. Diversification 	 64,950,181   3,313,435   1,969,049   11,317,225

3.B. Issuing Senior	 64,129,924   4,186,547   1,916,195   11,317,225
     Securities and
     Borrowing Money

3.C. Underwriting	 64,207,298   3,966,373	  2,058,993   11,317,225
     Securities

3.D. Concentration	 64,787,421   3,417,247	  2,027,997   11,317,225
     of Investments

3.E. Real Estate	 64,946,475   3,337,131	  1,949,059   11,317,225
     and Companies
     that Deal in
     Real Estate

3.F. Commodities,	 63,813,802   4,487,105	  1,931,758   11,317,225
     Commodity
     Contracts and
     Futures
     Contracts

3.G. Loans 		63,896,205    4,364,278	  1,972,182   11,317,225

3.K. Oil, Gas,		64,574,372    3,658,939	  1,999,354   11,317,225
     and Other
     Types of
     Minerals or
     Mineral Leases

3.L. Purchases of	63,272,270   5,003,674	  1,956,721   11,317,225
     Securities
     on Margin

3.M. Short Sales 	63,411,732   4,809,842	  2,011,091   11,317,225

3.N. Pledging, 		63,521,290   4,771,945	  1,939,430   11,317,225
     Hypothecating,
     Mortgaging, or
     Otherwise
     Encumbering
     Assets

3.P. Warrants		63,636,107   4,377,351	  2,219,208   11,317,225

3.Q. UnSeasoned 	63,784,096   4,533,640	  1,914,928   11,317,225
     Companies

3.T. Securities of	63,503,813   4,751,215	  1,977,637   11,317,225
     Issuers in which
     Officers,
     Directors, or
     Partners Have
     an Interest

3.U. Purchasing or	63,616,465   4,761,641	  1,854,559    11,317,225
     Selling
     Securities
     Through
     Interested
     Parties

3.W. Purchasing Voting	64,469,997   3,678,129	   2,084,539   11,317,225
     or Other
     Securities
     of Issuers

4.B. The		62,832,266   4,406,408	   2,993,990   11,317,225
     reclassification
     as non-fundamental
     and with changes
     to the Funds
     investment
     objectives.





S:\MF_Legal\FUNDS\AMCGF-Shareholder Mtg Results.3-2006.doc